Exhibit 99.1

NEWS RELEASE

Contact:
Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

Alliance Data Closes $550 Million of Term Asset-Backed Securities

DALLAS, Texas – April 16, 2012 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that World Financial Network Credit Card Master Note Trust has issued $550 million of public, 7-year, fixed-rate, term asset-backed securities.  The asset-backed securities were issued as part of the securitization program for Alliance Data’s private label credit card banking subsidiary, World Financial Network Bank (WFNB).  This incremental liquidity for WFNB is in addition to the $750.5 million of incremental corporate liquidity recently raised in the high-yield and Term Loan A market announced by Alliance Data April 2nd.

The securities consist of $412.5 million Class A asset-backed notes rated AAA(sf) by both S&P and Fitch, and have a maturity of 7 years with a fixed-rate coupon of 3.14 percent.  The remaining subordinated bonds were retained by a subsidiary of WFNB and are funded with FDIC insured certificates of deposits.  JP Morgan and RBS were the joint book runners for this offering.  Co-managers for the offering included Barclays, B of A Merrill Lynch, Credit Suisse, RBC Capital Markets and Wells Fargo Securities.

Charles Horn, chief financial officer of Alliance Data, said, “Today’s announcement represents a strong return by Alliance Data to the long-term fixed rate asset-backed securities market and aligns with our strategy to remain active in the term asset-backed market annually and stagger our maturities.  Consistent with our approach of achieving an overall balanced funding structure, this most recent transaction provides longer term visibility and further demonstrates our success in executing on our three areas of card liquidity:  FDIC-insured CDs, private conduit facilities and term asset-backed securitizations.  As only the third credit card debt offering issued longer than 5 years since 2008 by any issuer, we are proud to be a market leader in extending credit card funding maturities.”

About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs approximately 8,500 associates at more than 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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